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                                                                     EXHIBIT 3.6


                          CERTIFICATE OF INCORPORATION

                                       OF

                             REX INTERNATIONAL INC.

                                    * * * * *

          FIRST. The name of the corporation is

                             REX INTERNATIONAL INC.

          SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Willington 99, Delaware.

          THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

          To undertake commercial activities in all forms including but not limited to financing, purchase, sale, importation, exportation and all the other forms of business related to personal property or real property, to make contracts of all kinds, to act as commission agent, to operate branch sales offices in countries outside the United States, to render technical services, to grant and receive loans and to carry out any other lawful activity which may be necessary or incidental to the protection and benefit of the corporation.

          In general, to have and exercise all of the powers conferred by law upon corporations organized under the laws of the State of Delaware, and to do all the things hereinbefore set forth to the same extent as natural persons could do.

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          FOURTH. The total number of shares of stock which the corporation shall have authority to issue is one hundred (100) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to Ten Thousand Dollars ($10,000.00).

          FIFTH. The minimum amount of capital with which the corporation will commence business is Ten Thousand Dollars ($10,000.00).

          SIXTH. The names and places of residence of the incorporators are as follows:

        NAMES                                 RESIDENCES

      A. D. Atwell                        Wilmington, Delaware

      S. N. Livesay                       Wilmington, Delaware

      A. D. Grier                         Wilmington, Delaware

          SEVENTH. The corporation is to have perpetual existence.

          EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

          NINTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          To make, alter or repeal the by-laws of the corporation.

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          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          TENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

          ELEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained on this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholder herein are granted subject to this reservation.

          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 12th day of the November, A. D. 1964.

                                                         /s/ A.D. Atwell  (SEAL)
                                                         ---------------

                                                         /s/ S.N. Livesay (SEAL)
                                                         ---------------

                                                         /s/ A.D. Grier   (SEAL)
                                                         ---------------

                                        3
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STATE OF DELAWARE          )
                           )  ss:
COUNTY OF NEW CASTLE       )

          BE IT REMEMBERED that on this 12th day of November, A. D. 1964, personally came before me, a Notary Public for the State of Delaware, A. D. Atwell, S. M. Livesay and A. D. Grier, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and dead of the signers respectively and that the facts therein stated are truly set forth.

          GIVEN under my hand and seal of office the day and year aforesaid.

                                                           /s/ [ILLEGIBLE]
                                                       -----------------------
                                                           Notary Public

                                                                          [SEAL]

                                        4
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                            CERTIFICATE OF AMENDMENT

                                       OF

                             REX INTERNATIONAL INC.

[SEAL]

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

          REX INTERNATIONAL INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

          FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

               RESOLVED, that the Certificate of Incorporation of REX INTERNATIONAL INC. be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

               "FIRST: The name of the corporation is

                           REXNORD INTERNATIONAL INC."

          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said REX INTERNATIONAL INC. has caused this certificate to be signed by D. D. Cole, its Vice President, and attested by
G. A. Evans, its Secretary, this 26th day of January, 1973.

                                              REX INTERNATIONAL INC.


                                              By /s/ D. D. Cole
                                                 --------------------------
                                                 D. D. Cole, Vice President

ATTEST:

By /s/ G. A. Evans
  --------------------------
   G. A. Evans, Secretary

[SEAL]

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                                                                          [SEAL]

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           REXNORD INTERNATIONAL, INC.

             Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware

          The undersigned, President and Secretary of Rexnord International, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify:

          FIRST: THAT the following resolution was submitted to, approved, adopted and declared advisable by unanimous written consent of the Board of Directors of the Corporation pursuant to Section 141 of the General Corporation Law of the State of Delaware.

          SECOND: THAT said resolution was approved and adopted by the written consent of the sole stockholder of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this Corporation be and hereby is amended by deleting Paragraph Fourth thereof in its entirety and substituting in lieu thereof the following:

          FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is one hundred
          (100) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to Ten Thousand Dollars ($10,000.00).

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     No holder of shares shall sell, assign or otherwise dispose of any share or shares of stock of this Corporation to any person, firm, corporation or association, nor shall the executor, administrator, trustee, assignee or other legal representative of a deceased stockholder sell, assign, transfer or otherwise dispose of any share or shares of the stock of this Corporation to any person, firm, corporation or association nor to any next of kin or legatee or legatees of a deceased stockholder, without first offering said share or shares of stock for sale to the Corporation at a price representing the fair value thereof at the time of said offer and the Corporation shall have the right to purchase the same by the payment of such purchase price at any time within thirty (30) days after receipt of written notice of said offer. In the event that the Corporation does not accept the offer to sell such share or shares within thirty (30) days after receipt of the written notice of said offer, the share or shares shall next be offered for sale to any other existing stockholder or stockholders of said Corporation at a price representing the fair value thereof at the time of said offer and such other stockholder or stockholders shall have the right to purchase the same by the payment of such purchase price at any time within thirty (30) days after receipt of written notice of said offer.

     Compliance with the foregoing terms and conditions in regard to the sale, assignment, transfer or other disposition of the shares of stock of this Corporation shall be a condition precedent to the transfer of such shares of stock on the books of this Corporation. No sale, assignment, transfer or other disposition of the shares of stock of this Corporation shall be valid or effective until such transfer has been duly recorded on the books of the Corporation.

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          THIRD: THAT said amendment was duly adopted in accordance with
Sections 141, 228, and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Rexnord International, Inc. has caused this Certificate to be executed by its President and attested by its Secretary and its corporate seal to be affixed hereto this 16th day of March, 1990.


[SEAL]

Attest:                             REXNORD INTERNATIONAL, INC.


By: /s/ Thomas J. Jansen            By: /s/ Charles R. Roy
   ---------------------------         ---------------------------
     Secretary                               President

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